EXHIBIT 4.1

Specimen Stock Certificate
[FRONT OF CERTIFICATE]

Certificate Number                                                                Incorporated under the laws of the State of DelawareNumber of Shares

[____________][____________]

REGENT’S SECRET INC.

Total Authorized Shares

50,000,000 shares of Common Stock

Par Value $0.001 per shares

This is to Certify that ________________________________________________________ is the owner of ________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney under surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the Signatures of its duly authorized officers.

Dated

/s/ Lori Nembirkow                                                                SEAL                             /s/ Samuel J. Furrow, Jr.
Lori Nembirkow, Secretary                                                                                                                                          Samuel J. Furrow, Jr., Chief Executive Officer

[BACK OF CERTIFICATE]

The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM – as tenants in common                                                                           UNIF GIFT MIN ACT - ___________ Custodian __________
                                                         (Cust)                                 (Minor)
                                                                 under Uniform Gift to Minors Act ____
                                                                                                                                                                                                                                                            (state)
TEN ENT  -  as tenants by the entireties

JT TEN –     as joint tenants with right of
  survivorship and not as tenants
  in common

Additional abbreviations may also be use though not in the above list

For value received__________ hereby sell, assign and transfer unto

[INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE] _______________________________________________________________________________________
                      (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares Represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In the presence of ___________________________________________________________________

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.